UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

AETHLON MEDICAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	333-237269	13-3632859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9635 Granite Ridge Drive, Suite 100 San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 459-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	“AEMD”	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2021, Aethlon Medical, Inc. (“we,” “us,” or “our”) entered into an At the Market Offering Agreement (the “Offering Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”), pursuant to which we may offer and sell shares of our common stock, par value $0.001 per share (the “Common Stock”), from time to time through Wainwright.

The offering has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on S-3 (Registration Statement No. 333-237269), as previously filed with the Securities and Exchange Commission and declared effective on March 30, 2020. We filed a prospectus supplement, dated March 22, 2021, with the Securities and Exchange Commission in connection with the offer and sale of the shares of Common Stock, pursuant to which the Company may offer and sell shares of Common Stock having an aggregate offering price of up to $5,080,000 from time to time through Wainwright (the “Shares”).

Under the Offering Agreement, Wainwright may sell the Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market, or on any other existing trading market for the Shares. In addition, under the Offering Agreement, Wainwright may sell the Shares in privately negotiated transactions with our consent and in block transactions. Under certain circumstances, we may instruct Wainwright not to sell the Shares if the sales cannot be effected at or above the price designated by us from time to time.

We are not obligated to make any sales of the Shares under the Offering Agreement. The offering of the Shares pursuant to the Offering Agreement will terminate upon the termination of the Offering Agreement by Wainwright or us, as permitted therein.

The Offering Agreement contains customary representations, warranties and agreements by us, and customary indemnification and contribution rights and obligations of the parties. We agreed to pay Wainwright a placement fee of up to 3.0% of the aggregate gross proceeds from each sale of the Shares. We also agreed to reimburse Wainwright for certain specified expenses in connection with entering into the Offering Agreement.

The Offering Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the terms of the Offering Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Brownstein Hyatt Farber Schreck, LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	At the Market Offering Agreement, March 22, 2021, by and between Aethlon Medical, Inc. and H.C. Wainwright & CO., LLC.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

Date: March 22, 2021	By:	/s/ James B. Frakes
James B. Frakes
Chief Financial Officer

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